Exhibit 17.1

LETTER OF RESIGNATION

I, John Kuykendall, hereby submit my resignation as Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer to the Board of Directors of AGR Tools, Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 29 of the Company’s Bylaws. My decision to resign from the aforementioned positions does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: John Kuykendall
By: John Kuykendall
Title:   Chief Financial Officer
Principal Accounting Officer Secretary
Treasurer

Dated: January 30, 2012

LETTER OF RESIGNATION

I, John Kuykendall, hereby submit my resignation as Director to the Board of Directors of AGR Tools, Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 18 of the Company’s Bylaws. My decision to resign from the Board of Directors does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: John Kuykendall
By: John Kuykendall
Title: Director

Dated: January 30, 2012

LETTER OF RESIGNATION

I, John Kuykendall, hereby submit my resignation as an officer to the Board of Directors of AGR Stone & Tools (USA), Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 29 of the Company’s Bylaws. My decision to resign from the aforementioned positions does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: John Kuykendall
By: John Kuykendall
Title:   Chief Financial Officer
Principal Accounting Officer Secretary
Treasurer

Dated: January 30, 2012

LETTER OF RESIGNATION

I, John Kuykendall, hereby submit my resignation as Director to the Board of Directors of AGR Stone & Tools (USA), Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 18 of the Company’s Bylaws. My decision to resign from the Board of Directors does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: John Kuykendall
By: John Kuykendall
Title: Director

Dated: January 30, 2012